UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 9, 2011

MACY'S, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

-and-

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On November 9, 2011, Macy's, Inc. ("Macy's") issued a press release announcing Macy's financial condition and results of operations for the 13 and 39 weeks ended October 29, 2011.  The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The press release referred to above contains certain non-GAAP financial measures of diluted earnings per share excluding expenses associated with the early retirement of debt.  Management believes that diluted earnings per share excluding expenses associated with the early retirement of debt is a useful measure in evaluating Macy's ability to generate earnings from operations and that providing such a measure will allow investors to more readily compare the earnings referred to in the press release to the earnings provided by Macy's in past and future periods.  Management believes that excluding expenses associated with the early retirement of debt from this calculation is particularly useful where the amounts of such items are not consistent in the periods presented.  However, the reader is cautioned that any non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, Macy's financial results prepared in accordance with GAAP.  Certain of the items that may be excluded or included in these non-GAAP financial measures may be significant items that could impact Macy's financial position, results of operations and cash flows and should therefore be considered in assessing Macy's actual financial condition and performance.  Additionally, the methods used by Macy's to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures.  As a result, any non-GAAP financial measures provided by Macy's may not be comparable to similar measures provided by other companies.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits

		99.1	Press Release of Macy's dated November 9, 2011.

MACY'S, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACY'S, INC.

Dated: November 9, 2011	By: /s/ Joel A. Belsky
Name: Joel A. Belsky
Title: Executive Vice President and Controller

Index to Exhibits

Index Number

99.1	Press Release of Macy's dated November 9, 2011.